EXHIBIT 10.23

                               Instar Holdings Inc
                            R.R.E. Commercial Centre
                                     Majuro
                           Marshall Islands ("Instar")
                                       and
                      Universal Independent Holding Limited
                                   PO Box 438
                              Tropic Isle Building
                                   Wickams Cay
                                    Road Town
                                     Tortola
                      British Virgin Islands ("Universal")

To:      Capital Media (UK) Limited
                  ("Capital Media")

and      Capital Media Group Limited
                   ("Capital Media Group")

and      Onyx Television GmbH
                  ("Onyx")

and      Superstar Ventures Limited
                  ("Superstar")

Date:                  1998

Dear Sirs

CAPITAL MEDIA GROUP LIMITED

1        We refer to

         (i) certain financing arrangements pursuant to which Instar has made available a loan to Capital Media of US$2,000,000 (the "Instar Loan") and Universal has received a counter-indemnity from Capital Media in respect of certain obligations undertaken by Universal on behalf of Capital Media (the "Universal Obligations") and in respect of which we were granted certain guarantees and security by Capital Media, Capital Media Group and Onyx; and

         (ii) a letter of undertaking dated on or about 12 January 1998 and made between us which you confirm by signing and agreeing to the terms of this letter is a complete and accurate record of the arrangements existing between us notwithstanding that the documentation existing in respect of (i) has not been amended to reflect such letter. (together the "Documentation")

2 We note that under the Documentation our consent is required to any amendment of the terms thereto.

3 We hereby confirm that, subject to the matters described in paragraph 4 below, we


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         consent to:

         (a)      the amendment of the Instar Loan such that:

                  (i) the loan together with all interest whether accruing or accrued thereon (the "Debt") shall be repaid in 6 instalments of US$50,000 payable on the 15th of each month commencing on the 15th July 1998 and thereafter in instalments of US$200,000 on the 15th of each month until such time as the Debt together with all obligations (including costs) arising under the Instar Loan (together the "Instar Obligations") are discharged in terms of the Instar Loan and certain of the Documentation, save that in the event Capital Media and/or Capital Media Group raises any funding (from whatever source including debt and/or equity) at any time prior to the repayment in full of the Instar Obligations in any amount greater than or equal to US$1,000,000 in addition to the funding of US$11,640,000 (financed by A.B. Group and/or Superstar in accordance with the cashflows notified at the date hereof to Instar committed at the date of this letter) (the date of receipt of any such funds being referred to as the "Funding Date");

                           (A) to the extent not previously amended the scheduled repayments of US$200,000 shall be increased to US$250,000 with effect from the Funding Date;

                           (B) an amount of the Instar Obligations equal to US$50,000 multiplied by the number of payments of US$200,000 made and/or due and remaining unpaid up to the Funding Date shall be immediately due and repayable; and

                           (C) if the amount of funding raised is greater than an amount of US$1,000,000 an amount of the Instar Obligations equal to forty per cent (40%) of the amount raised in excess of US$1,000,000 shall be immediately due and repayable;

                  (ii) Instar's rights to convert the Instar Obligations (or any part thereof) to shares in Capital Media Group shall only be at such rate as is offered from time to time to any existing or potential investors in Capital Media Group. Instar is to be notified at least ten business days prior to any Capital Media Group share offer being closed or in the event there is no closing date at least 10 business days but not more than 15 business days prior to the placing documentation being effected (which for the avoidance of doubt shall mean the date the investment is made by the investor and the shares are issued) or such lesser period as Instar may in its absolute discretion agree;

                  (iii) Capital Media shall pay to KPN Telecom (previously PTT Telecom) all


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                           amounts as may from time to time be required by KPN
                           Telecom and/or Universal to reduce and/or discharge the guarantee in respect of the Transponder Lease given by Universal in accordance with its terms; and

                  (iv) Capital Media shall pay all outstanding costs under the Instar Facility by 31 December 1998 including /pound sterling/30,000 being the balance of costs outstanding at such date, as per the invoices issued to Instar by SJ Berwin & Co prior to such date.

         (b) Superstar having the right at any time (subject to reasonable notice) to pay us an amount equal to all (but not part) of the obligations (of whatever kind) of Capital Media, Capital Media Group and Onyx owing to us pursuant to the Documentation and on payment we shall transfer (so far as we are able) any security that we have for such obligations.

4 PROVIDED ALWAYS THAT our consent hereunder in respect of the matters described in paragraphs 3(a) and (b) above is conditional upon, and shall not be effective until, the date the following conditions are confirmed in writing by ourselves as satisfied:

                  (i) Superstar, Capital Media, Capital Media Group and Onyx executing such documentation as we may require (including a deed or priority) confirming that any monies owed to Superstar by Capital Media, Capital Media Group and Onyx shall rank and be paid out after satisfaction of all liabilities and obligations (of whatever type) to ourselves pursuant to the Documentation by Capital Media, Capital Media Group and Onyx. For the avoidance of doubt, the deed of priority will include restrictions (of a type customarily found in a subordination deed for full subordination under English law) on Superstar exercising its rights (without the consent of Instar and Universal (as the case maybe) pursuant to the security which it has in respect of Capital Media, Capital Media Group and Onyx or otherwise against Capital Media Group, Capital Media and Onyx in accordance with the priority of Instar and Universal (as the case maybe) as first chargee of Capital Media and Capital Media Group;

                  (ii) execution by Capital Media, Onyx and Capital Media Group of an amendment letter amending the Instar Loan as per paragraph 3(a) above:

                  (iii) confirmation from SJ Berwin & Co that part of the legal costs of Instar pursuant to its on-going financing arrangements with Capital Media and Capital Media Group in the amount of /pound sterling/10,000 have been paid by Capital Media to the client account of SJ Berwin & Co at Barclays Bank PLC 8/9 Hanover Square, London Account Number 10644994, Sort Code 20-30-47;

                  (iv) receipt by Instar of the duly executed original share certificates relating to

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                           all the issued shares of Capital Media (the
                           "Shares"); and

                  (v) duly executed blank stock transfers in respect of the Shares.

5 This letter shall be governed by and construed in accordance with English law and, for the exclusive benefit of ourselves, each of Capital Media, Capital Media Group, Onyx and Superstar irrevocably submits to the exclusive jurisdiction of the courts of England and appoints Stephen Coleman of 16 Allandale Avenue, London N3 3PJ to accept service of all legal process arising out of or connected with this letter.

6 Superstar, Capital Media and Capital Media Group confirm that, in consideration of our consent to the variation to the Documentation described above, that from the date of this letter they shall not cause or allow anything to be done which may prejudice the terms of this letter and or Instar's security for the Instar Loan.

7 It is acknowledged by Capital Media that non-performance (other than by reason of non-performance by Instar or Universal of their obligations under this letter) by Superstar, Capital Media, Capital Media Group and Onyx of any actions required to give effect to the transactions contemplated by this letter shall be a breach of the terms of the Instar Loan and constitute an event of default under clause 15 of the facility letter of 31 October 1996 relating to the Instar Loan.

8 Capital Media shall be liable for all costs and fees of Instar and/or Universal arising from this letter and/or the actions contemplated by this letter.

9 This letter maybe executed in any number of counterparts and all of such counterparts shall be deemed to constitute one instrument.

10 Could you please confirm your agreement to the terms of this letter by signing and returning the enclosed copy.

Yours faithfully

/s/__________________________
For and on behalf of
Instar Holdings Inc


/s/__________________________
for and on behalf of
Universal Independent Holdings Limited




We confirm our agreement to the terms of this letter.

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/s/
---------------------------------
For and on behalf of
Capital Media (UK) Limited



We confirm our agreement to the terms of this letter.

/s/
---------------------------------
For and on behalf of
Capital Media Group Limited



We confirm our agreement to the terms of this letter.


/s/
---------------------------------
For and on behalf of
Onyx Television GmbH



We confirm our agreement to the terms of this letter.


/s/
---------------------------------
For and on behalf of
Superstar Ventures Limited